UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

April 18, 2013

Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the commencement of a “continuous equity” offering under which Acura Pharmaceuticals, Inc. (the “Company”) may sell shares of its common stock (the “Shares”) from time to time in “at-the-market” offerings or certain other transactions (the “Offering”), the Company today filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated April 18, 2013 (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, determinations by the Company of the appropriate sources of funding for the Company and potential uses of the funding available to the Company. The Company intends to use the proceeds from any sale of Shares for general corporate purposes, which may include working capital, capital expenditures, research, development and marketing expenditures, clinical trial expenditures, acquisitions of new technologies, and possible investments in or acquisitions of, complementary business or technologies.

The Offering will occur pursuant to an at market issuance sales agreement (a “Sales Agreement”) entered into by the Company with MLV & Co., as agent for the offer and sale of the Shares (the “Agent”). The Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement in accordance with its terms. The Sales Agreement provides that the Company may offer and sell from time to time Shares during the term through the Agent in an aggregate amount not to exceed the amount that can be sold under the Company’s shelf registration statement on Form S-3 (File No. 33-187075), which amount, as of the date of the Prospectus Supplement, is approximately $13 million. The Sales Agreement provides that the Company will pay the Agent a commission, which shall not be more than 3.0% of the gross sales price of all Shares sold through it as our agent under the Sales Agreement. Under the terms of the Sales Agreement, the Company may also sell the Shares to the Agent as a principal for its own account at prices agreed upon at the time of sale.

Sales of the Shares, if any, may be made in negotiated transaction or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NSADAQ Capital Market or sales made to or though a market maker other than on an exchange. The Company has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Sales Agreement.

The Shares will be offered and sold pursuant to the Prospectus Supplement and the Company’s shelf registration statement on Form S-3 (File No. 333-187075) filed on March 6, 2013 with the SEC. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The Sales Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
1.1	At Market Issuance Sales Agreement dated April 18, 2013 between Acura Pharmaceuticals, Inc. and MLV & Co. LLC
5.1	Opinion of LeClairRyan as to the legality of the securities registered.
23.1	Consent of LeClair Ryan (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013	ACURA PHARMACEUTICALS, INC.

	By:	/s/ Peter A. Clemens
	Name:	Peter A. Clemens
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibits
1.1	At Market Issuance Sales Agreement dated April 18, 2013 between Acura Pharmaceuticals, Inc. and MLV & Co. LLC
5.1	Opinion of LeClairRyan as to the legality of the securities registered.
23.1	Consent of LeClair Ryan (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).